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                                                    EXHIBIT (23)b





                  INDEPENDENT AUDITORS' CONSENT
                  _____________________________




We consent to the incorporation by reference in Registration Statement Nos. 33-32211 and 33-49479 of PacifiCorp on Form S-8 of our report dated April 13, 1994, appearing in this Annual Report on Form 11-K of the Utah Power & Light Company Employee Savings and Stock Purchase Plan of PacifiCorp for the year ended
December 31, 1993.







DELOITTE & TOUCHE

Salt Lake City, Utah
June 1, 1994